Exhibit 99.1

VASCO Reports Results for Third Quarter and First Nine Months of 2012

Revenue from continuing operations for the third quarter of 2012 was $36.3 million, a decrease of 12% compared to the third quarter of 2011; Operating income from continuing operations for the third quarter of 2012 was $6.3 million, a decrease of 16% compared to the third quarter of 2011. Financial results for the period ended September 30, 2012 to be discussed on conference call today at 10:00 a.m. E.D.T.

OAKBROOK TERRACE, IL, and ZURICH, Switzerland, October 25, 2012—VASCO Data Security International, Inc. (Nasdaq: VDSI) (www.vasco.com), today reported financial results for the third quarter and nine months ended September 30, 2012.

Revenue from continuing operations for the third quarter of 2012 decreased 12% to $36.3 million from $41.4 million in the third quarter of 2011, and for the first nine months of 2012, decreased 4% to $115.2 million from $119.6 million for the first nine months of 2011.

Net income from continuing operations for the third quarter of 2012 was $4.7 million, or $0.12 per diluted share, a decrease of $1.2 million, or 21%, from $5.9 million, or $0.15 per diluted share, for the third quarter of 2011. Net income from continuing operations for the first nine months of 2012 was $14.1 million, or $0.36 per diluted share, an increase of $1.2 million, or 9%, from $12.9 million, or $0.33 per diluted share, for the comparable period in 2011.

Net income, which includes the impact of our discontinued operations, for the third quarter of 2012 was $4.5 million, or $0.12 per diluted share, an increase of $2.3 million, or 102%, from $2.2 million, or $0.06 per diluted share, for the third quarter of 2011. Net income for the first nine months of 2012 was $13.6 million, or $0.35 per diluted share, an increase of $6.2 million, or 85%, from $7.4 million, or $0.19 per diluted share, for the comparable period in 2011.

Other Financial Highlights:

•

Gross profit from continuing operations was $23.9 million and $75.2 million for the third quarter and first nine months of 2012, respectively, and was 66% of revenue for the third quarter and 65% of revenue for the first nine months of 2012. Gross profit was $27.8 million and $76.1 million for the third quarter and the first nine months of 2011, respectively, and was 67% of revenue for the third quarter and 64% of revenue for the first nine months of 2011.

•

Operating expenses from continuing operations for the third quarter and first nine months of 2012 were $17.6 million and $57.7 million, respectively, a decrease of 13% from $20.3 million reported for the third quarter of 2011 and a decrease of 4% from $60.4 million reported for the first nine months of 2011.

Operating expenses from continuing operations for the third quarter and first nine months of 2012 included $0.5 million and $2.7 million, respectively, of expenses related to stock-based incentives. Operating expenses for the third quarter and first nine months of 2011 included $0.9 million and $2.2 million, respectively, of expenses related to stock-based incentives.

Operating expenses from continuing operations for the third quarter and first nine months of 2012 also included $0.5 million and $1.4 million, respectively, of expenses related to the amortization of purchased intangible assets. Operating expenses for the third quarter of and first nine months of 2011 included $0.5 million and $1.5 million, respectively, of expenses related to the amortization of purchased intangible assets.

•

Operating income from continuing operations for the third quarter and first nine months of 2012 was $6.3 million and $17.5 million, respectively, a decrease of $1.2 million, or 16%, from $7.4 million reported for the third quarter of 2011 and an increase of $1.8 million, or 12%, from $15.7 million reported for the first nine months of 2011. Operating income from continuing operations, as a percentage of revenue, for the third quarter and first nine months of 2012 was 17% and 15%, respectively, compared to 18% and 13% for the comparable periods in 2011.

•

Earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations was $7.0 million and $20.6 million for the third quarter and first nine months of 2012, respectively, a decrease of 13% from $8.0 million reported for the third quarter of 2011 and an increase of 9% from $18.8 million reported for the first nine months of 2011.

•	Net cash balances at September 30, 2012 totaled $96.1 million compared to $85.1 million and $84.5 million at June 30, 2012 and December 31, 2011, respectively.

Operational and Other Highlights:

•

Sony Bank implemented VASCO’s authentication technology. Sony Bank is an affiliate of Sony Financial Holdings, which includes Sony Life Insurance, Sony Assurance and other group companies. Sony Bank started business in 2001 as an internet bank for individuals.

•	VASCO launched DIGIPASS for Mobile 4.0, which offers an enhanced user experience through the use of QR (Quick Response) codes and more enhanced provisioning and deployment options.

•	DIGIPASS technology allows Intel® Ultrabook™ users convenient and secure access to the MYDIGIPASS.COM community.

•

VASCO expanded its MYDIGIPASS.COM platform by adding a launch pad and a marketplace. By adding these two features, MYDIGIPASS.COM became even more attractive to ASPs allowing them to increase their revenue, improve their security and add extra value to their website.

•	WordPress, the largest self-hosted blogging tool worldwide, incorporated MYDIGIPASS.COM on its platform. This enables bloggers to benefit from the added security the authentication service offers.

•	Drupal has added MYDIGIPASS.COM for DRUPAL v6 to its contributed modules enabling web developers to embed secure login access for the websites they build through the Drupal community.

•

VASCO launched DIGIPASS 810 e-ID for MYDIGIPASS.COM. The DIGIPASS 810 e-ID offers the possibility to authenticate and generate OTPs (one-time passwords) through the use of a Belgian e-ID card and the PIN code linked to the e-ID. With the launch of DIGIPASS 810 e-ID, VASCO enables consumers to safely access websites secured by MYDIGIPASS.COM with their e-ID cards.

•

VASCO announced a new Cloud Partner Program for partners in its EMEA region. With this program, VASCO supports its channel partners in introducing and advising on strong user authentication solutions for online web-based applications. VASCO plans to provide the channel partners with the latest information on new technologies, products and solutions.

•	VASCO extended its e-learning program and enhanced brand awareness among its resellers and distributors with an Expert Sales Program.

“Revenues for the third quarter of 2012 were in line with the numbers discussed in our release on October 9th,” stated T. Kendall Hunt, Chairman & CEO. “As noted at that time, revenues from both the banking and enterprise and application security markets were lower than revenues in the comparable periods in 2011. While we were disappointed with the result for the quarter, we believe that our traditional business remains strong. We are also continuing to invest in our services platform with the goal of expanding our target market to consumers and other applications beyond the reach of our traditional products. We are excited about our business prospects in both our traditional and services business models for 2013.”

“The results of the third quarter reflect the variability of our traditional business model related to the timing of receipt and shipment of orders, especially from our banking business,” stated Jan Valcke, VASCO’s President and COO. Our cumulative order intake through the third quarter of 2012 is approximately 17% stronger than in the same period last year and our pipeline of potential new orders also continues to be strong. While we recognize that there is significant economic uncertainty in the markets in which we operate, we do not believe that there has been a fundamental weakening of either the global banking market or our competitive position in that market.”

Conference Call Details

In conjunction with this announcement, VASCO Data Security International, Inc. will host a conference call today, October 25, 2012, at 10:00 a.m. EDT—15:00h CET. During the conference call, Mr. Ken Hunt, CEO, Mr. Jan Valcke, President and COO, and Mr. Cliff Bown, CFO, will discuss VASCO’s results for the third quarter and nine months ended September 30, 2012.

To participate in this conference call, please dial one of the following numbers:

USA/Canada: +1 800-750-5845

International: +1 212-231-2926

And mention VASCO to be connected to the conference call.

The conference call is also available in listen-only mode on www.vasco.com. Please log on 15 minutes before the start of the conference call in order to download and install any necessary software. The recorded version of the conference call will be available on the VASCO website 24 hours a day for approximately 60 days after the call.

VASCO Data Security International, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2012	2011	2012	2011
Net revenue	$36,292	$41,385	$115,192	$119,554

Cost of goods sold	12,437	13,633	40,008	43,468

Gross profit	23,855	27,752	75,184	76,086

Operating costs:
Sales and marketing	8,889	9,575	28,152	29,555
Research and development	4,488	4,787	13,986	13,445
General and administrative	3,726	5,468	14,131	15,917
Amortization of purchased intangible assets	476	486	1,427	1,485

Total operating costs	17,579	20,316	57,696	60,402

Operating income	6,276	7,436	17,488	15,684

Interest income, net	62	164	207	404
Other income (expense), net	(183)	(359)	349	258

Income from continuing operations before income taxes	6,155	7,241	18,044	16,346
Provision for income taxes	1,473	1,314	3,970	3,433

Net income—continuing operations	$4,682	$5,927	$14,074	$12,913
Income (loss) from discontinued operations	(173)	(3,691)	(493)	(5,557)

Net income	$4,509	$2,236	$13,581	$7,356

Basic income (loss) per share:
Continuing operations	$0.12	$0.16	$0.37	$0.34
Discontinued operations	—	(0.10)	(0.01)	(0.14)

Total net income per share	$0.12	$0.06	$0.36	$0.20

Diluted income (loss) per share:
Continuing operations	$0.12	$0.15	$0.36	$0.33
Discontinued operations	—	(0.09)	(0.01)	(0.14)

Total net income per share	$0.12	$0.06	$0.35	$0.19

Weighted average common shares outstanding:
Basic	38,136	37,539	37,997	37,531

Diluted	38,833	38,606	38,676	38,610

VASCO Data Security International, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	September 30,	December 31,
	2012	2011
	(unaudited)
ASSETS
Current assets
Cash and equivalents	$96,141	$84,497
Accounts receivable, net of allowance for doubtful accounts	29,572	31,618
Inventories	17,695	16,033
Prepaid expenses	1,819	1,657
Foreign sales tax receivable	1,046	683
Deferred income taxes	1,196	2,382
Other current assets	188	343
Assets of discontinued operations	2,633	2,545

Total current assets	150,290	139,758

Property and equipment, net	3,930	4,405
Goodwill, net of accumulated amortization	12,820	12,910
Intangible assets, net of accumulated amortization	6,904	8,091
Other assets, net of accumulated amortization	4,208	3,759

Total assets	$178,152	$168,923

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$5,110	$7,328
Deferred revenue	7,661	8,649
Accrued wages and payroll taxes	6,576	6,564
Income taxes payable	78	1,965
Other accrued expenses	5,746	5,070
Liabilities of discontinued operations	1,365	1,592

Total current liabilities	26,536	31,168

Deferred compensation	—	1,526
Deferred income taxes	168	324
Other long-term liabilities	94	106

Total liabilities	26,798	33,124

Stockholders’ equity
Common stock	39	38
Additional paid-in capital	73,970	71,720
Accumulated income	79,239	65,658
Accumulated other comprehensive income (loss)	(1,894)	(1,617)

Total stockholders’ equity	151,354	135,799

Total liabilities and stockholders’ equity	$178,152	$168,923

Reconciliation of Earnings from continuing operations Before Interest, Taxes, Depreciation and Amortization (EBITDA) to net income from continuing operations (in thousands):

	Three months		Nine months
	ended September 30,		ended September 30,
	2012	2011	2012	2011
	(in thousands, unaudited)		(in thousands, unaudited)
EBITDA—continuing operations	$6,981	$8,033	$20,573	$18,805

Interest income, net	62	164	207	404
Provision for income taxes	(1,473)	(1,314)	(3,970)	(3,433)
Depreciation and amortization	(888)	(956)	(2,736)	(2,863)

Net income—continuing operations	$4,682	$5,927	$14,074	$12,913

EBITDA is a non-GAAP financial measure within the meaning of applicable U.S. Securities and Exchange Commission rules and regulations. We use EBITDA as a measure of performance, a simplified tool for use in communicating our performance to investors and analysts and for comparisons to other companies within our industry. As a performance measure, we believe that EBITDA presents a view of our operating results that is most closely related to serving our customers. By excluding interest, taxes, depreciation and amortization we are able to evaluate performance without considering decisions that, in most cases, are not directly related to meeting our customers’ requirements and were either made in prior periods (e.g., depreciation and amortization), or deal with the structure or financing of the business (e.g., interest) or reflect the application of regulations that are outside of the control of our management team (e.g., taxes). Similarly, we find that the comparison of our results to those of our competitors is facilitated when we do not need to consider the impact of those items on our competitors’ results.

EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the United States. While we believe that EBITDA, as defined above, is useful within the context described above, it is in fact incomplete and not a measure that should be used to evaluate our full performance or our prospects. Such an evaluation needs to consider all of the complexities associated with our business including, but not limited to, how past actions are affecting current results and how they may affect future results, how we have chosen to finance the business and how regulations and the other aforementioned items affect the final amounts that are or will be available to shareholders as a return on their investment. Net income determined in accordance with U.S. GAAP is the most complete measure available today to evaluate all elements of our performance. Similarly, our Consolidated Statement of Cash Flows, which will be filed as part of our annual report on Form 10-K, provides the full accounting for how we have decided to use resources provided to us from our customers, lenders and shareholders.

About VASCO:

VASCO is a leading supplier of strong authentication and e-signature solutions and services specializing in Internet Security applications and transactions. VASCO has positioned itself as global software company for Internet Security serving a customer base of approximately 10,000 companies in more than 100 countries, including approximately 1,700 international financial institutions. VASCO’s prime markets are the financial sector, enterprise security, e-commerce and e-government.

Forward Looking Statements:

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. These forward-looking statements (1) are identified by use of terms and phrases such as “expect”, “believe”, “will”, “anticipate”, “emerging”, “intend”, “plan”, “could”, “may”, “estimate”, “should”, “objective”, “goal”, “possible”, “potential”, “projected” and similar words and expressions, but such words and phrases are not the exclusive means of identifying them, and (2) are subject to risks and uncertainties and represent our present expectations or beliefs concerning future events. VASCO cautions that the forward-looking statements are qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those contemplated above include risks, uncertainties and other factors described in our Annual Report on Form 10-K for the year ended December 31, 2011 and include, but are not limited to, (a) risks of general market conditions, including currency fluctuations and the uncertainties resulting from turmoil in world economic and financial markets, (b) risks inherent to the computer and network security industry, including rapidly changing technology, evolving industry standards, increasingly sophisticated hacking attempts, increasing numbers of patent infringement claims, changes in customer requirements, price competitive bidding, and changing government regulations, and (c) risks specific to VASCO, including demand for our products and services, competition from more established firms and others, pressures on price levels and our historical dependence on relatively few products, certain suppliers and certain key customers. Thus, the results that we actually achieve may differ materially from any anticipated results included in, or implied by these statements. Except for our ongoing obligations to disclose material information as required by the U.S. federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

This document may contain trademarks of VASCO Data Security International, Inc. and its subsidiaries, including VASCO, CertiID, DIGIPASS, VACMAN, aXsGUARD, IDENTIKEY, the VASCO “V” design, and the dP+ design.

For more information contact:

Jochem Binst, +32 2 609 97 00, jbinst@vasco.com